                                                                    EXHIBIT 99.1

                             [LETTERHEAD OF VENTAS]



                                                        Contact: Debra A. Cafaro
                                                        President and CEO
                                                        (502) 357-9000


         VENTAS ISSUES STATEMENT ON VOTE FOR VENCOR REORGANIZATION PLAN

LOUISVILLE, KY (February 23, 2001) - Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") today issued the following statement regarding its primary tenant, Vencor, Inc.

     Vencor has filed a brief with the Bankruptcy Court stating that its Plan of Reorganization has been overwhelmingly accepted by the classes of creditors entitled to vote on the Plan. Classes voting in favor of the Plan include Vencor's senior bank creditors, Vencor's subordinated noteholders and the Department of Justice on behalf of the United States. Vencor's Fourth Amended Plan of Reorganization was filed in December 2000.

     Under the terms of a stipulation agreement between Ventas and Vencor entered by the Bankruptcy Court on January 16, 2001, Ventas has an extended deadline before it is required to cast its vote on the Vencor Plan. Ventas has reserved all of its rights regarding the proposed Vencor Reorganization Plan and the confirmation process while Vencor is finalizing the definitive documentation to effectuate the terms of the Plan.

     A confirmation hearing on the Vencor Reorganization Plan is scheduled for March 1, 2001.

     Ventas is a real estate investment trust whose properties include 45 hospitals, 216 nursing centers, and eight personal care facilities operating in 36 states.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). All statements regarding the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust, plans and objectives of management for future operations and statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "could," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake any duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the treatment of the Company's claims in the chapter 11 cases of its primary tenant, Vencor, Inc. and certain of its affiliates (collectively referred to in this paragraph as "Vencor"), as well as certain of its other tenants, (b) the ability and willingness of Vencor to continue to meet and/or honor its obligations under the agreements the Company and Vencor entered into in connection with the 1998 spin off by the Company of Vencor (the "1998 Spin Off"), including, without limitation, the obligation to indemnify and defend the Company for all litigation and other claims relating to the health care operations and other assets and liabilities transferred to Vencor in the 1998 Spin Off, (c) the ability of Vencor and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future health care reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company,
(h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) the results of the settlement discussions Vencor and the Company have been engaged in with the federal government seeking to resolve federal civil and administrative claims against them arising from the participation of Vencor facilities in various federal health benefit programs, (k) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete,(l) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due,
(m) the ability and willingness of the Company to maintain its qualification as a real estate investment trust due to economic, market, legal, tax or other considerations, and (n) final determination of the Company's taxable net income for 2000. Many of such factors are beyond the control of the Company and its management